                                                                     EXHIBIT 3.1


                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 BANCTEC, INC.

                           Under Sections 242 and 245
                                     of the
                        Delaware General Corporation Law


     We, G. Wesley Mayland, Senior Vice President and Tod V. Mongan, Secretary of BancTec, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of such corporation as follows:

     FIRST:  That the name of the corporation is BancTec, Inc.

     SECOND:   That the Certificate of Incorporation of the corporation was filed by the Secretary of State of Del aware on January 2, 1987, under the name of BancTec-Delaware, Inc.

     THIRD:    The amendments and the restatement of the Certificate of
Incorporation have been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by an affirmative vote of the holders of a majority of all outstanding shares entitled to vote at a meeting of stockholders.

     FOURTH:   That the text of the Certificate of Incorporation of BancTec,
Inc. , as amended, is hereby restated as further amended by this certificate, to read in full, as follows:

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                                 BANCTEC, INC.



     FIRST:    The name of the Corporation is BancTec, Inc.

     SECOND:   The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

     THIRD:    The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation will have perpetual existence.

     FOURTH:   The aggregate number of shares which the Corporation shall have authority to issue is 15, 000, 000 shares, $.01 par value, designated Common Stock and 1,000,000 shares, $. 01 value, designated Preferred Stock. The following is a statement of the designations, preferences, limitations, and relative rights in respect of the shares of each class of stock of the Corporation.

                               A. PREFERRED STOCK

     Shares of the Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the board of directors of the Corporation. The board of directors of the Corporation is hereby expressly authorized to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the powers, rights, preferences, qualifications, limitations, and restrictions of the shares of each series and the variations of the relative powers, rights, preferences, qualifications, limitations, and restrictions as between series, and to increase and to decrease the number of shares constituting each series.

                                B. COMMON STOCK

     1. Subject to the prior rights and preferences of the Preferred Stock and subject to the provisions and on the conditions set forth in the foregoing part A of this ARTICLE FOURTH, or in any resolution or resolutions providing for the issue of a series of Preferred Stock, such dividends (payable in cash, stock, or otherwise) as may be determined by the board of directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor.

     2. The shares of Common Stock shall be fully voting stock at the rate of one vote for each share of Common Stock held.

     3. After payment shall have been made in full to the holders of the Preferred Stock in the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock according to their respective shares.

     FIFTH:    No director of the Corporation shall be personally liable to the
Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     SIXTH:    Directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation otherwise provide.

     SEVENTH: The directors of the Corporation shall have the power to adopt, amend, and repeal the Bylaws of the Corporation.

     EIGHTH:   No contract or transaction between the Corporation and one or more of its directors, officers, or shareholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or shareholders are directors, officers or shareholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

     NINTH:    Section 1.  The number of directors of the Corporation, and the number of directors in each class, shall be fixed from time to time by or pursuant to the Bylaws of the Corporation but the number of directors of the Corporation shall not be less than three or more than fifteen. The directors shall be divided into three classes, as nearly equal in number as possible, as shall be provided in the Bylaws of the Corporation. Unless otherwise provided in the Bylaws, at the annual meeting of stockholders held in 1987, one class.of three directors shall be elected for a term expiring at the annual meeting of stockholders to be held in 1988, another class of three directors shall be elected for a term expiring at the annual meeting of stockholders to be held in 1989 and another class of three directors shall be elected for a term expiring at the annual meeting of stockholders to be held in 1990, with each class to hold office until its successors are elected and qualified. At each annual meeting of stockholders subsequent to 1987, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The election of directors need not be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Section 2. Except as otherwise provided for or fixed by or pursuant to any other provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence of this Section 2 shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director' s successor shall have been elected and qualified.

     Section 3. Subject to the rights of the holders of the Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any director may be removed from office only for cause and only by the affirmative vote of the holders of a -majority of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class. For purposes of this Section 3, "cause" shall mean the willful and continuous failure of a director to substantially perform such director' s duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corpora%ion.

     Section 4. Notwithstanding any other provisions of this Certificate of Incorporation, the provisions set forth in this Article Ninth may not be repealed or amende& in any respect, and no article imposing cumulative voting in the election of directors may be added, unless such action is approved by the affirmative vote of the holders of voting shares entitling them to exercise not less than two-thirds of the total voting power of all outstanding voting shares of this Corporation, subject to the provisions of any series of Preferred Stock which may at the time be outstanding.

     TENTH:    The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he (i) is or was a director or officer of the Corporation or
(ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietors hip, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or shareholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

     ELEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the shareholders or class of shareholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the shareholders or class of shareholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of the Corporation, as the case may be, and also on the Corporation.

     IN WITNESS WHEREOF, we have signed this certificate and caused the corporate seal of the corporation to be hereunto affixed as of the 13th day of April, 1988.

                              /s/ G. Wesley Mayland
                              ---------------------
                              G. Wesley Mayland,
                              Senior Vice President

     CORPORATE SEAL



Attest:


/s/ Tod V. Mongan
------------------------
Tod V. Mongan, Secretary

STATE OF TEXAS      (S)
                    (S)
COUNTY OF DALLAS    (S)

     Be if remembered that on this 13th day of April, 1988, personally came before me Debra Jean Hill, notary public in and for the county and state aforesaid, G. Wesley Mayland, a party to the foregoing certificate, known to me personally to be such, and duly acknowledged such certificate to be his act and deed, and that the facts therein stated are true.

     Given under my hand and seal of office the day and year aforesaid.



                                    /s/ Debra Jean Hill
                                    ----------------------------
                                    Notary Public in and for the
                                           State of Texas
NOTARY PUBLIC    DEBRA JEAN HILL
STATE OF TEXAS   Notary Public      My Commission Expires:  7/8/90
                 STATE OF TEXAS

                 My Comm. Exp. July 8, 1990





STATE OF TEXAS      (S)
                    (S)
COUNTY OF DALLAS    (S)



     Be if remembered that on this 13th day of April, 1988, personally came before me Debra Jean Hill, a notary public in and for the county and state aforesaid, Tod V. Mongan, a party to the foregoing certificate, known to me personally to be such, and duly acknowledged such certificate to be his act and deed, and that the facts therein stated are true.

     Given under my hand and seal of office the day and year aforesaid.


                                    /s/ Debra Jean Hill
                                    ----------------------------
                                    Notary Public in and for the
                                           State of Texas
NOTARY PUBLIC    DEBRA JEAN HILL
STATE OF TEXAS   Notary Public      My Commission Expires:  7/8/90
                 STATE OF TEXAS

                 My Comm. Exp. July 8, 1990

                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                                      OF
                                 BANCTEC, INC.

     BancTec, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: That, at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

     RESOLVED, THAT THE CORPORATION AMEND ITS CERTIFICATE OF INCORPORATION AS ON FILE WITH THE SECRETARY OF STATE OF DELAWARE TO AMEND THE FIRST SENTENCE OF ARTICLE FOURTH OF ITS CERTIFICATE OF INCORPORATION TO READ IN ITS ENTIRETY AS SET FORTH BELOW:

                                    FOURTH:

     "The total number of shares of stock which the Corporation shall have authority to issue is 46,000,000 shares, divided into two classes as follows:
(i) 1,000,000 shares of Preferred Stock, par value $.01 per share; and (ii) 45,000,000 shares of Common Stock, par value $.01 per share."

     RESOLVED, THAT THE CORPORATION AMEND ITS CERTIFICATE OF INCORPORATION AS ON FILE WITH THE SECRETARY OF STATE OF DELAWARE TO ADD A NEW ARTICLE TO ITS CERTIFICATE OF INCORPORATION, WHICH NEW ARTICLE SHALL BE ARTICLE TWELFTH AND SHALL READ IN ITS ENTIRETY AS SET FORTH BELOW:

                                   TWELFTH:

     "I. The affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of "Voting Stock" (as hereinafter defined) shall be required to consummate or effect any "Business Combination" (as hereinafter defined) involving the Corporation or any "Subsidiary" (as hereinafter defined) of the Corporation and any "Related Person" (as hereinafter defined), or any "Affiliate" or "Associate" (as hereinafter defined) of a Related Person, notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law, in any agreement with any national securities exchange or otherwise; provided, however, that the seventy-five percent (75%) voting requirement shall not be applicable and such Business Combination shall require only such affirmative vote as is required by law, any agreement with any national securities exchange or otherwise if:

          (1) The Business Combination shall have been approved by the Board of Directors without counting the vote of any director who is not a "Disinterested Director" (as hereinafter defined); or

          (2) All of the following conditions are met:

               (i) The aggregate amount of cash or the "Fair Market Value" (as hereinafter defined) as of the date of the consummation of the Business Combination (the "Combination Date") of the property, securities or other consideration to be received per share by holders of a particular class or series of capital stock, as the case may be, of this Corporation in the Business Combination is not less than the highest of:

                    (a) the highest per share price (including brokerage
               commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Related Person in acquiring beneficial ownership of any of its holdings of such class or series of capital stock of this Corporation (A) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (B) in the transaction or series of transactions in which the Related Person became a Related Person, whichever is higher; or

                    (b) the Fair Market Value per share of the shares of capital stock being acquired in the Business Combination as of (A) the Announcement Date or (B) the date on which the Related Person became a Related Person, whichever is higher; or

                    (c) in the case of shares of Common Stock, the per share
               book value of the Common Stock as reported at the end of the fiscal quarter immediately prior to the Announcement Date, and in the case of shares of Preferred Stock, the highest preferential amount per share to which the holders of shares of such class or series of Preferred

               Stock would be entitled as of the Combination Date in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

                    The provisions of this paragraph I(2)(i) shall be required to be met with respect to every class or series of outstanding capital stock, whether or not the Related Person has previously acquired any shares of a particular class or series of capital stock. In all of the above instances, appropriate adjustments shall be made for recapitalizations and for stock dividends, stock splits and like distributions; and

               (ii) The consideration to be received by holders of a particular class or series of capital stock shall be in cash or in the same form as previously has been paid by or on behalf of the Related Person in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of stock. If the consideration so paid for any such share varied as to form, the form of consideration for such shares shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of capital stock previously acquired by the Related Person; and

               (iii) After such Related Person has become a Related Person and prior to the consummation of such Business Combination: (a) except as approved by the Board of Directors without counting the vote of any director who is not a Disinterested Director, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (b) there shall have been (A) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by the Board of Directors without counting the vote of any director who is not a Disinterested Director, and (B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by the Board of Directors without counting the vote of any director who is not a

     Disinterested Director; and (c) such Related Person shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Related Person becoming a Related Person; and

          (iv) After such Related Person has become a Related Person, such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

          (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") (or any provisions subsequently replacing the Exchange Act, rules or regulations) shall be mailed to all stockholders of the Company at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions).

II.  For purposes of this Article TWELFTH:

     (1) The term "Business Combination" shall mean any (i) merger or consolidation of the Corporation or a Subsidiary of the Corporation with a Related Person or any other corporation which is or after such merger or consolidation would be an Affiliate or Associate of a Related Person; (ii) sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Related Person or any Affiliate or Associate of any Related Person, of any assets of the Corporation or of a Subsidiary of the Corporation having an aggregate Fair Market Value of 10% or more of the total consolidated assets of the Corporation and its Subsidiaries taken as a whole, as of the end of its most recent fiscal year ending prior to the time the determination is being made; (iii) sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction of a series of transactions), to the Corporation or a Subsidiary of the Corporation of any assets of a Related Person or any Affiliate or Associate of any Related Person having an aggregate Fair Market value of 10% or more of the total consolidated assets of the Corporation and its Subsidiaries taken as a whole, as of the end of its most recent fiscal year ending prior to the time the determination is being made;
(iv) issuance, pledge or transfer of securities of the Corporation or a Subsidiary of the Corporation (in one transaction or a series of transactions) to or with a Related Person or any Affiliate or Associate of any Related Person;
(v) reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving a Related Person or any Affiliate or Associate of any Related Person) that would have the effect, either directly or indirectly, of increasing the proportionate share of any class of equity or convertible securities of the Corporation or any Subsidiary of the Corporation which is directly or indirectly beneficially owned by any Related Person or any Affiliate or Associate of any Related Person; (vi) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person or any Affiliate or Associate thereof; or (vii) any agreement, contract or other arrangement providing for or resulting in any of the transactions described in this definition of Business Combination.

     (2) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock of the Corporation.

     (3) The term "Related Person" shall mean any person (other than the Corporation, or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

          (i) is the beneficial owner (as hereinafter defined) of 20 percent (20%) or more of the Voting Stock;

          (ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 20 percent (20%) or more of the then outstanding Voting Stock; or

          (iii) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting

     Stock which were at any time within the two-year period immediately prior to such time beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

     (4) A person shall be a "beneficial owner" of any Voting Stock:

          (i) which such person or any of its AFfiliates or Associates beneficially owns, directly or indirectly;

          (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

          (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     (5) For the purposes of determining whether a person is a Related Person pursuant to subparagraph (3) of this paragraph II, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (4) of this paragraph II but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     (6) The term "Affiliate" and "Associate" shall mean the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect at the date of the adoption of this Article TWELFTH by the stockholders of the Company.

     (7) The term "Subsidiary" means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Related Person set forth in subparagraph (3) of this paragraph II, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity securities is owned, directly or indirectly, by the Corporation.

     (8) The term "Disinterested Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate, Associate or a representative of the Related Person involved in a proposed Business Combination and was a member of the Board of Directors prior to the time that the Related Person became a Related Person, and any successor of a Disinterested Director, while such successor is a member of the Board of Directors, who is not an Affiliate, Associate or a representative of the Related Person and is recommended or elected to succeed a Disinterested Director by the Board of Directors without counting the vote of any director who is not a Disinterested Director.

     (9) For the purposes of paragraph I(2)(i) of this Article TWELFTH, the term "other consideration to be received" shall include, without limitation, capital stock retained by the stockholders.

     (10) The term "Voting Stock" shall mean all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the voters entitled to be cast by such shares voting as one class (it being understood that for the purposes of this Article TWELFTH, each share of Voting Stock shall have the number of votes granted to it in accordance with Article FOURTH).

     (11) The term "Fair Market Value" means: (i) in case of capital stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such stock exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any successor system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by the Board of Directors without counting the vote of any director who is not a Disinterested Director; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by the Board of Directors without counting the vote of any director who is not a Disinterested Director.

          (12) A Related Person shall be deemed to have acquired a share of the Voting Stock of the Corporation at the time when such Related Person became the beneficial owner thereof. If the Board of Directors without counting the vote of any director who is not a Disinterested Director is not able to determine the price at which a Related Person has acquired a share of Voting Stock of the Corporation, such price shall be deemed to be the Fair Market Value of the shares in question at the time when the Related Person becomes the beneficial owner thereof. With respect to shares owned by Affiliates or other persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, the price deemed to be paid therefor by such Related Person shall be the price paid upon the acquisition thereof by such Affiliate, Associate or other person, or, if such price is not determined by the Board of Directors without counting the vote of any director who is not a Disinterested Director, the Fair Market Value of the shares in question at the time when the Affiliate, Associate, or other such person became the beneficial owner thereof.

     III. The fact that any Business Combination complies with the provisions of paragraph I(2) of this Article TWELFTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

     IV. The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article TWELFTH, on the basis of information known to them after reasonable inquiry and in accordance with the terms of this Article TWELFTH, whether a person is a Related Person and whether a director is a Disinterested Director. Once the Board of Directors has made a determination pursuant to the preceding sentence that a person is a Related Person, the Board of Directors of the Corporation, without counting the vote of any director who is not a Disinterested Director, with respect to such Related Person, shall have the power and duty to interpret all of the terms and provisions of this Article TWELFTH and to determine on the basis of the information known to them after reasonable inquiry all facts necessary to ascertain compliance with this Article TWELFTH including, without limitation, (1) the number of shares of Voting Stock beneficially owned by any person, (2) whether a person is an Affiliate or Associate of another, (3) the Fair Market Value of assets, property, securities or other consideration, and (4) whether all of the applicable conditions set forth in paragraph I(2) of this Article TWELFTH have been met with respect to any Business Combination. All actions required or permitted to be taken pursuant to this Article TWELFTH by the Board of Directors of the Corporation without counting the vote of any director who is not a Disinterested Director shall be taken with or without a meeting by the vote or written consent of a majority of such Disinterested Director, regardless of whether the Disinterested Directors constitute a quorum of the members of the Board of Directors then in office. Any determination pursuant to this Article TWELFTH made in good faith shall be binding and conclusive on all parties.

     V. Nothing herein shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

     VI. Notwithstanding any provisions of this Restated Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage may otherwise be specified by law, this Restated Certificate of Incorporation or the By-laws), the affirmative vote of not less than seventy-five percent (75%) of the total voting power of all outstanding Voting Stock shall be required to alter, amend or repeal, or adopt any provisions inconsistent with, the provisions set forth in this Article TWELFTH, provided, however, that this Article TWELFTH or any provision hereof may be altered, amended or repealed, or any inconsistent provision may be adopted, upon the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding Voting Stock, if such alteration, amendment or repeal, or if such adoption of any inconsistent provision, shall first have been approved and recommended by the Board of Directors without counting the vote of any director who is not a Disinterested Director."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

     THIRD: That said amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

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

     IN WITNESS WHEREOF, BancTec, Inc. has caused this Certificate to be signed by its Senior Vice President, and attested by its Secretary, this 12th day of January, 1989.

                                       BANCTEC, INC.



                                       By: /s/ G. Wesley Mayland
                                          --------------------------
                                               G. Wesley Mayland,
                                               Senior Vice President

ATTEST:


    /s/ Tod V. Mongan
----------------------------
  Tod V. Mongan, Secretary

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